Exhibit 10.17

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (“Agreement”), dated as of August 1, 2006, between Shell Energy Services Company, L.L.C. (“Service Provider”) and MxEnergy Inc., a Delaware Corporation (“Buyer”) (each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties have entered into a Asset Purchase Agreement dated May 12, 2006, whereby Service Provider agreed to sell to Buyer its retail gas service contracts and certain assets related thereto (the “Purchase Agreement”).

WHEREAS, Buyer desires to secure certain services from Service Provider and Service Provider is willing, under the terms of this Agreement, to make available to and permit Buyer to utilize the services of Service Provider in the performance and handling of certain matters in return for compensation paid by Buyer to Service Provider as hereinafter provided;

NOW, THEREFORE, the Parties hereto agree as follows:

1.             Definitions/Procedural Conventions. Unless otherwise expressly indicated, capitalized terms used and not defined herein shall have the meanings set forth in the Purchase Agreement, and all rules as to usage and procedural conventions set forth in the Purchase Agreement shall govern this Agreement unless otherwise provided herein.

2.             Scope of Services and Additional Services. Service Provider or its Affiliates shall furnish to Buyer the services described in Exhibits A through F at the costs described in Exhibits. A through F, which costs shall be paid by Buyer in accordance with the payment terms described in Exhibit Z. The services described in Exhibits A through F, as they may be amended from time to time upon mutual agreement by the Parties, together with any additional services added to this agreement pursuant to Section 3(b), shall be referred to as the “Services” (each group of activities listed on an individual Exhibit is a “Service”). Unless otherwise agreed by the Parties the Services will only be provided in connection with the operations related to the Assets.

3.             Term of Agreement.

(a)           The term of this Agreement with respect to each Service (the “Term” for each such Service) shall commence as of the Closing Date or, if later, the date on which such Service is added and shall continue in full force and effect with respect to each such Service for the time periods set forth on Exhibits A through F, as applicable, unless any such service is terminated earlier by Buyer upon 60 days’ prior written notice to Service Provider. This Agreement shall terminate, except as to Sections 4, 6, 7, 10 and 12 when the Term for all Services has ended.

(b)           Any additional services requested by Buyer that are not included within the services described in Exhibits A through F shall, if mutually agreed upon by the Parties, be negotiated and included in this Agreement by way of an amendment to this Agreement, with such additional service being reflected on a new Exhibit to this Agreement. Notwithstanding the foregoing, in no event shall any Service or additional service provided by Service Provider hereunder be provided past the date which is six (6) months from the date of the Closing unless agreed to by both Parties in writing.

4.             Payment. In return for Service Provider’s agreement to provide the Services, Buyer shall pay and otherwise reimburse Service Provider the payment amount described for all Services in the applicable Exhibits corresponding to each Service, in each case, under the payment terms set forth in Exhibit Z. In the event that Buyer terminates any Service as provided in Section 3 above, Buyer shall only be responsible for fees for such service provided up to the effective time of the termination.

5.             CONFIDENTIAL INFORMATION. Except as may be required to perform Services hereunder, Service Provider shall, and shall cause its directors, officers, employees and agents, to hold in confidence any proprietary or other confidential information concerning the business of the Buyer (“Confidential Information”) that comes into the possession of Service Provider or any of its directors, officers, employees or agents, for a period of one year following the date of disclosure to Service Provider. During such period, the Service Provider shall use reasonable efforts not to disclose the Confidential Information to unaffiliated or unrelated third parties, except with the prior permission of the Buyer, and Service Provider shall only use such Confidential Information for the purpose of fulfilling this Agreement and for no other purpose. The foregoing general restrictions on disclosure of Confidential Information shall not apply to disclosures of Confidential Information that (i) was previously known to the Service Provider; (ii) is obtained by the Service Provider on a nonconfidential basis from a third party; provided that the third party, to the knowledge of the Service Provider, is not or was not bound by a confidentiality obligation with respect to such Confidential Information; or (iii) is in or becomes part of the public domain through no fault of the Service Provider. The Service Provider may disclose Confidential Information to the extent, and only to the extent, necessary to enforce this Agreement. If it appears that the Service Provider may become legally compelled to disclose any Confidential Information, the Service Provider promptly shall consult with the Buyer as to the reasons for such compelled disclosure, and shall afford the Buyer a reasonable opportunity to obtain a protective order as to the Confidential Information, and further shall use reasonable efforts to obtain reliable assurance that the Confidential Information actually disclosed will be treated confidentially. Except as any such legal demand shall have been timely limited, quashed or extended, the Service Provider may thereafter comply with such demand, but only to the extent required by law. Where a protective order is obtained by the Buyer, nothing in this Agreement shall be construed to authorize the Service Provider to disclose the Buyer’s Confidential Information beyond the scope of the protective order.

6.             Independent Contractor Status. The Parties acknowledge and agree that Service Provider is an independent contractor in the performance of each and every part of this Agreement and nothing herein shall be construed to be inconsistent with this status. Service Provider shall have full authority to select the means, methods and manner of performing the Services. Without limiting Service Provider’s authority to select the means, methods and manner of performing the Services, Buyer shall be entitled to specify the nature of such Services and the results to be achieved. No agent, employee or servant of Service Provider shall be or shall be deemed to be the employee, agent or servant of Buyer and nothing in this Agreement shall be construed to make Buyer an employer, directly or indirectly, of Service Provider’s employees under any Applicable Law. None of the benefits provided by Buyer to its employees, including compensation insurance and unemployment insurance, shall be available to the employees, agents or servants of Service Provider. Service Provider will be solely and entirely responsible for its acts and the acts of Service Provider’s agents, employees, servants, contractors and subcontractors during the performance of this Agreement. Nothing in this Agreement or in the performance of this Agreement is intended to create a partnership, joint venture or other joint business arrangement between the Parties or any of their Affiliates, or any fiduciary duty owed by one Party to the other Party or any of its Affiliates.

7.             Standards of Performance. Service Provider makes no express or implied warranties or guarantees with respect to the Services except as expressly provided herein. NO WARRANTY OF ADEQUACY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY TO THE SERVICES. Service Provider makes no assurance that any of the Services provided hereunder will be error free, but, in the case of errors, and as Buyer’s sole remedy for such errors, Service Provider will endeavor to fix or otherwise remedy such errors in the same manner that Service Provider does so for Service Provider’s internal users of similar services.

8.             Indemnification and Limitation of Liability.

(a)           Buyer hereby releases and agrees to defend, indemnify, and hold harmless Service Provider, its Affiliates, and their respective officers, directors, shareholders, employees, representatives, agents or trustees (collectively, “Indemnified Parties”), from and against any and all Losses (after giving effect to any recoveries by Service Provider against Third Parties) caused by, arising out of, or in any way incidental to or in connection with the performance of the Services or this Agreement, whether arising before or after completion thereof, and in any manner directly or indirectly caused, occasioned or contributed to, in whole or in part, or claimed to be caused, occasioned or contributed to, in whole or in part, by the following:

(i)            The sole negligence or fault, whether active or passive, of Buyer, its contractors, subcontractors and/or vendors (or any of their respective owners, directors, officers, employees or agents), or of any Third Party;

(ii)           The sole negligence or fault, whether active or passive, of any of the Indemnified Parties, their respective contractors, subcontractors and/or vendors (or any of their respective owners, directors, officers, employees or agents);

(iii)          The concurrent negligence or fault, whether active or passive, of any combination of the Indemnified Parties, Buyer, their respective contractors, subcontractors and/or vendors, or any Third Party (or any of their respective owners, directors, officers, employees or agents); or

(iv)          Where liability with or without fault is imposed, or sought to be imposed, on the basis of any theory of strict liability by operation of law or any violation or failure to comply with any Applicable Law or any order or requirement of any Governmental Entity;

provided, however, that in no event shall Buyer be responsible for Losses caused by the gross negligence or willful misconduct of an Indemnified Party.

(b)           IT IS THE INTENTION OF THE PARTIES THAT THE EXCULPATION, DEFENSE AND INDEMNITY OBLIGATIONS OF Buyer UNDER THIS SECTION 8 ARE WITHOUT REGARD TO WHETHER THE NEGLIGENCE, FAULT OR STRICT LIABILITY OF AN INDEMNIFIED PARTY IS A CONTRIBUTORY FACTOR, AND SUCH OBLIGATIONS ARE INTENDED TO PROTECT AND INDEMNIFY THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITY ARISING FROM THE PERFORMANCE OF THIS AGREEMENT, INCLUDING LIABILITY BASED ON OR RESULTING FROM THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF THE INDEMNIFIED PARTIES.

(c)           NEITHER SERVICE PROVIDER, ANY OTHER INDEMNIFIED PARTY, NOR BUYER SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL OR EQUITABLE CLAIM OR REMEDY, FOR ANY INDIRECT, COMPENSATORY, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES.

(d)           Expenses incurred by any Indemnified Party in defense or settlement of any claim that may be subject to indemnification shall be advanced by Buyer prior to the final disposition thereof upon request of the Indemnified Party, subject to the right of reimbursement to Buyer if it should be determined ultimately that such Indemnified Party is not entitled to indemnification by a court of final jurisdiction.

9.             Access to Facilities. Solely as required in connection with the performance of the Services, Buyer shall permit Service Provider and its agents, servants and employees reasonable ingress and egress to facilities owned or operated by Buyer during normal business hours (or, in the instance of emergency services, outside normal business hours, as required), subject only to the usual and customary safety and security restrictions developed, observed and enforced in the ordinary course at such facilities. All entry and exit to and from the facilities shall be logged in accordance with procedures established by the Buyer.

10.           Outside Consultants. In the performance of the Services, Service Provider may, in its sole judgment in the ordinary course of business consistent with past practice (whether actual practice or such practice as would have been followed by Service provider in any given situation), engage its Affiliates and other Third Parties to perform discrete aspects of the Services including, without limitation, Shell Real Estate and Shell IT and other services and/or subcontract the provision of any of the Services covered by this Agreement, as it reasonably deems necessary to provide the Services.

11.              Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given and received when sent by fax or delivered personally on the first business day after being sent by nationally recognized overnight delivery service or on the third business day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the Parties at the fax number or address set forth on the signature pages to this Agreement.

12.              Compliance with Laws. Service Provider and its employees, and any contractors, subcontractors and other agents engaged by Service Provider to provide the Services, shall comply with all Applicable Laws in performing the Services or any related work or other services. Any matter of compliance relating to Buyer’s assets shall be at Buyer’s sole expense,

13.              General.

(a)           Amendment. This Agreement may be amended only by an instrument in writing executed by authorized representatives of Buyer and Service Provider.

(b)           Severability. If any part of this Agreement is held by a court to be unenforceable or invalid, the remaining provisions shall remain valid and enforceable.

(c)           Waivers. The Parties acknowledge that any delay, waiver or omission by either Party to exercise any right or power arising from any breach or default by the other Party with respect to any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by the non-defaulting Party of any subsequent breach or default of the same or other terms, provisions or covenants. No waiver of any right or power by either Party under this Agreement shall be deemed effective unless in writing, signed by the waiving Party.

(d)           Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original as against any Party who has signed it and together shall constitute one and the same instrument.

(e)           Not for Benefit of Third Parties. Except as otherwise expressly provided herein, this Agreement and each and every provision hereof is for the exclusive benefit of Buyer and the Service Provider, and is not for the benefit of any Third Party.

(f)            Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas and the obligations, rights and remedies of the Parties hereunder shall be determined in accordance with the laws of the State of Texas.

(g)           Force Majeure. Neither Party hereto shall be considered in default in the performance of any obligations hereunder, except the obligations to make payments, to the extent that the performance of such obligation is prevented or delayed by any cause, existing or future, that is beyond the reasonable control of such Party, including changes in applicable law and action or delay by the other Party or its contractors.

(h)           Assignment. Except as set forth under Section 9 hereof, the Parties shall not assign their respective rights or duties under this Agreement, including by operation of law, without the prior written approval of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and all of their successors and permitted assigns. Any assignment that does not comply with the provisions of this Section 12(h) shall be null and void.

(i)            Dispute Resolution. In the event of any controversy between the Parties arising out of this Agreement, the Parties shall use good faith efforts, for a period of 30 days following notice by a Party to the other Party that a controversy exists, to resolve the controversy through settlement and compromise. Pending the completion of any proceedings, payments not in dispute shall continue to be made, and obligations not in dispute performed.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date written above.

SERVICE PROVIDER

SHELL ENERGY SERVICES
COMPANY, L.L.C.

By:	/s/ Steven J. Murray
Steven J. Murray
President and Chief Executive Officer

Information for Notices:

Shell Downstream
One Shell Plaza
910 Louisiana
Houston, Texas 77002
Attention: General Counsel, Downstream
Fax No.: 713.241.1444

With a copy (which shall not constitute notice) to:

Shell Oil Products
One Shell Plaza
910 Louisiana
Houston, Texas 77002
Attention:	Director, Post Closing Rights and Obligations
FaxNo.: 713.241.9800

[Signature Page to Transition Services Agreement]

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BUYER

MXENERGY INC.

By:	/s/ Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President and
Chief Operating Officer

Information for Notices:

MxEnergy Inc.
595 Summer Street, Suite 300
Stamford, Connecticut 06901
Attention:	Carole R. Artman-Hodge
Executive Vice President and Chief Operating Officer
Fax No.: 203.975.9659

With a copy to:

Thomas W. Hartmann General Counsel MxEnergy Inc. 595 Summer Street, Suite 300 Stamford, Connecticut 06901 Fax No.: 203.975.9659

[Signature Page to Transition Services Agreement]

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